Exhibit 99.1

Media Contact:

Marne Oberg

Analysts International Corporation

(952) 838-2867

Analysts International Corporation Reports First Quarter 2009 Financial Results

•                  25% decline in revenue from existing business operations

•                  An additional 20% decline in revenue due to the planned exit from low-margin and non-core lines of business

•                  Margins improved 240 basis points

•                  Selling, administrative and other operating costs reduced by $2.7 million or 19%

•                  Increased cash and cash equivalents by $2.2 million during the quarter to more than $4.5 million with no amounts outstanding under the Company’s credit facility at quarter-end

MINNEAPOLIS, MN — May 6, 2009 — Analysts International Corporation (AIC) (NASDAQ: ANLY), an information technology services company, today announced results for the first quarter ended April 4, 2009.  The Company reported revenue of $45.1 million for the first quarter of 2009 compared to $82.8 million for the first quarter of 2008. The Company reported a net loss of $2.2 million, or $0.09 per share, for the first quarter of 2009, compared to a net loss of $1.0 million, or $0.04 per share, for the first quarter of 2008. The first quarter 2009 loss included special charges of $0.1 million. The first quarter 2008 loss included special charges of $1.9 million or $0.07 per share.

“While we continue to be adversely impacted by the overall lower demand for IT staffing and services that has resulted from the economic recession, we see certain opportunities beginning to emerge in the marketplace, particularly in the public sector,” said Elmer Baldwin, President and CEO. “Despite the challenges of the economy and the need for continued focus on managing costs, we are investing in our talent management and recruiting processes and intensifying our focus on business development and the alignment of our sales force in order to more effectively compete in today’s marketplace.”

“While we are intensifying the focus on the top line, we continue to relentlessly pursue opportunities to reduce our cost structure and streamline the way we operate the business,” said Randy Strobel,

Chief Financial Officer. “Our goal is to become a smaller, more focused and competitive company that can serve as a platform for future growth.”

2009 First Quarter Review

The decrease in revenue in the first quarter of 2009 compared to the first quarter of 2008 is a result of the negative impact the economic environment has had on the demand for IT professional services, staffing and products and the Company’s planned exit from non-core and low-margin lines of business in the third quarter of 2008. In 2008, we sold Symmetry Workforce Solutions, our managed services business, to COMSYS Information Technology Services, Inc. and discontinued our staffing relationship with one of our large accounts. Together, business through Symmetry and the large staffing account represented approximately $15 million in quarterly revenue and $60 million in annual revenue.

Gross margins were $9.1 million, or 20.1 percent of revenue, for the first quarter of 2009, compared to $14.6 million, or 17.7 percent of revenue, in the first quarter of 2008. The increase in gross margins as a percent of revenue reflects the impact of continuing to implement the Company’s strategy of exiting low margin lines of business and accounts and the reduction in lower margin product sales.

Selling, administrative and other general expenses declined by $2.7 million in the first quarter of 2009, when compared to the first quarter of 2008. This is largely a result of the Company reducing its operating costs as part of the business transformation plan that was announced in early 2008 and the reduction in business volume.

AIC generated cash from operations of $2.8 million in the first quarter of 2009 compared to cash used of $1.5 million in the first quarter of 2008. As of April 4, 2009, the Company had a cash balance of $4.6 million and no borrowing under its $45 million credit facility.

First Quarter 2009 Conference Call

Analysts International will host a conference call on Thursday, May 7, 2009, at 9:00 a.m. CT to discuss the first quarter 2009 financial results. Participants may access the call by dialing 1.866.215.8862, or 1.416.915.9618 for international participants, and asking for the Analysts International conference call. Live audio of the conference may also be accessed via the Internet at www.analysts.com, where it will be archived. Interested parties can also hear a replay of the call from 12:00 p.m. CT on May 7, 2009, to 10:59 p.m. CT on May 14, 2009, by calling 1.866.245.6755, or 1.416.915.1035 for international callers, and using access code 352329.

About Analysts International Corporation

Analysts International Corporation (AIC) is an information technology services company that’s focused on providing configured solutions for its clients. We proudly serve a broad portfolio of clients throughout the United States with technology staffing, collaboration solutions, infrastructure solutions, project and application solutions and managed services offerings. For more information, visit us online at www.analysts.com.

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Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements made in this press release or during the conference call referred to herein by the Company, its CEO Elmer Baldwin, or its CFO Randy Strobel, regarding, for instance: (i) the Company’s commitment to executing its business transformation plan and its 2009 objectives; (ii) the Company’s intention to reduce expenses and exit lower margin and non-core lines of business; and (iii) management’s beliefs with respect to the impact of cost reduction initiatives and strategic decisions, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed, which by its nature is dynamic and subject to rapid and even abrupt changes. Forward-looking statements include statements expressing the intent, belief or current expectations of the Company and members of our management team and involve certain risks and uncertainties, including (i) the risk that management may not fully or successfully implement its business transformation plan; (ii) the risk that the Company will not be able to successfully reduce costs or exit non-core or less desirable areas of the business in a timely manner or on favorable terms; (iii) prevailing market conditions in the IT services industry, including intense competition for billable technical personnel at competitive rates and strong pricing pressures from many of our largest clients and difficulty in identifying, attracting and retaining qualified billable technical personnel; (iv) potentially incorrect assumptions by management with respect to the downturn in the economy or the impact of prior cost reduction initiatives and strategic decisions; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release and conference call.

(Financials follow)

Analysts International Corporation

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	April 4,	March 29,
(In thousands except per share amounts)	2009	2008

Revenue:
Professional services provided directly	$40,823	$60,740
Professional services provided through subsuppliers	873	14,096
Product sales	3,436	7,967
Total revenue	45,132	82,803

Expenses:
Cost of services provided directly	32,288	47,617
Cost of services provided through subsuppliers	831	13,574
Cost of product sales	2,929	6,990
Selling, administrative and other operating costs	11,029	13,689
Restructuring costs and other severance related costs	66	1,639
Amortization of intangible assets	223	279
Total expenses	47,366	83,788

Operating loss	(2,234)	(985)

Non-operating income	14	34
Interest expense	(8)	(92)

Loss before income taxes	(2,228)	(1,043)

Income tax expense	6	4

Net loss	$(2,234)	$(1,047)

Per common share (basic):
Net loss	$(0.09)	$(0.04)

Per common share (diluted):
Net loss	$(0.09)	$(0.04)

Weighted-average shares outstanding:
Basic	24,925	24,913
Diluted	24,925	24,913

Analysts International Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

	April 4,	January 3,
(In thousands)	2009	2009

ASSETS
Current assets:
Cash and cash equivalents	$4,571	$2,288
Accounts receivable, less allowance for doubtful accounts	33,675	40,814
Other current assets	1,473	1,521
Total current assets	39,719	44,623

Property and equipment, net	2,944	3,081
Other assets, net	6,268	6,550
Total assets	$48,931	$54,254

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$11,143	$15,581
Line of credit	—	—
Salaries and benefits	5,416	3,249
Deferred revenue	1,174	1,473
Restructuring accrual	167	184
Deferred compensation	257	275
Other current liabilities	942	1,025
Total current liabilities	19,099	21,787

Non-current liabilities:
Deferred compensation	1,274	1,391
Restructuring accrual	59	65
Other long-term liabilities	242	616

Shareholders’ equity	28,257	30,395
Total liabilities and shareholders’ equity	$48,931	$54,254

Analysts International Corporation

Reconciliation of non-GAAP Financial Measures

(Unaudited)

	Three Months Ended
	April 4,	March 29,
(In thousands)	2009	2008

Net loss as reported	$(2,234)	$(1,047)
Plus:
Restructuring costs and other severance related costs	66	1,639
Other consulting costs	—	226

(Loss) income before other reconciling items	(2,168)	818

Stock based compensation expense	96	103
Depreciation	376	414
Amortization	223	279
Net interest and non-operating (income) expense	(6)	58
Income tax expense	6	4

Adjusted EBITDA*	$(1,473)	$1,676

* Non-GAAP Financial Information

In evaluating the Company’s business, the Company’s management considers and uses Adjusted EBITDA as a supplemental measure of operating performance. Adjusted EBITDA refers to a financial measure that the Company defines as net income (loss) excluding interest, taxes, depreciation, amortization, share-based compensation, special charges and other gains and losses that are not related to the Company’s operations. This measure is an essential component of the Company’s internal planning process because it facilitates period-to-period comparisons of the Company’s operating performance by eliminating potential differences in net income (loss) caused by the existence and timing of certain non-cash items, special charges and other gains and losses. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.

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